EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement on Form S-1 of RedHawk Acquisition I Corp. of our report dated August 9, 2024, relating to our review of the financial statements of RedHawk Acquisition I Corp. for the nine months ended September 30, 2024.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Tampa, Florida

December 6, 2024